Exhibit 99.1

HELIX WIND, INC.

FINANCIAL STATEMENTS

December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Helix Wind, Inc.

We have audited the accompanying balance sheets of Helix Wind, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Helix Wind, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred continuing losses from operations, has negative working capital of approximately $2,742,000 and an accumulated deficit of approximately $2,811,000 at December 31, 2008. As discussed in Note 2 to the financial statements, a significant amount of additional capital will be necessary to advance the development of the Company’s products to the point at which they may become commercially viable. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 which includes the raising of additional equity financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, the Company entered into a merger agreement with a “shell” company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The merger was completed on February 11, 2009.
Newport Beach, California
March 31, 2009

Squar, Milner, Petsron, Miranda & Williamson, LLP
Certified Public Accountants & Financial Advisors, Serving Clients Since 1951

4100 Newport Place Drive, Third Floor, Newport Beach, CA 92660    Tel: 949-222-2999   Fax: 949-222-2989
Los Angeles                      Newport Beach                      San Diego                      Cayman Islands

HELIX WIND, INC.
BALANCE SHEETS
December 31, 2008 and 2007

	2008	2007
ASSETS
CURRENT ASSETS
Cash	$5,980	$2,409
Related party receivable	3,356	3,356
Inventory	213,085	
Prepaid inventory	193,010	
Prepaid NRE tooling	21,734	
Prepaid expenses	51,592	11,554
Total current assets	488,757	17,319

EQUIPMENT, net	187,517	18,852
PATENTS	18,928	18,928

Total assets	$695,202	$55,099

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$449,215	$165,159
Accrued compensation	149,094	124,000
Accrued interest	142,844	
Accrued other liabilities	11,936	35,718
Accrued taxes	10,156	
Deferred revenue	373,598	
Related party payable	22,433	90,577
Convertible notes payable to related party	567,633	15,000
Convertible notes payable	1,504,180	42,000
Total current liabilities	3,231,089	472,454

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Common stock, $0.50 Par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of December 31, 2008 and 2007, respectively	500,000	500,000
Discount on common stock issued to founders	(389,900)	(389,900)
Additional paid in capital	165,000	165,000
Accumulated deficit	(2,810,987)	(692,455)
Total shareholders’ deficit	(2,535,887)	(417,355)

Total liabilities and shareholders’ deficit	$695,202	$55,099

The accompanying notes are an integral part of these financial statements.

HELIX WIND, INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007

	2008	2007

REVENUE	$4,500	$	

OPERATING EXPENSES
Research and development	369,812		210,721
Selling, general and administrative	1,613,392		456,182
Total operating expenses	1,983,204		666,903

LOSS FROM OPERATIONS	(1,978,704)		(666,903)

OTHER INCOME (EXPENSE)
Interest income	2,087		1,066
Interest expense	(141,915)		(1,289)
Total other income (expense)	(139,828)		(223)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,118,532)		(667,126)

PROVISION FOR INCOME TAXES			

NET LOSS	$(2,118,532)		$(667,126)

Basic and diluted net loss per share attributable to common stockholders	$(2.12)		$(0.69)

Weighted average number of common shares outstanding	1,000,000		960,164

The accompanying notes are an integral part of these financial statements.

HELIX WIND, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the Years Ended December 31, 2008 and 2007

			Discount on	Additional
	Common Stock		Common	Paid-In	Accumulated
	Shares	Amount	Stock	Capital	Deficit	Total

BALANCE – December 31, 2006		$ 	$ 	$ 	$(25,329)	$(25,329)
Common stock issued to founders for cash at $0.0001 per share	780,000	390,000	(389,900)			100
Common stock issued to unrealted investors for cash at $1.25 per share	220,000	110,000		165,000		275,000
Net loss					(667,126)	(667,126)

BALANCE – December 31, 2007	1,000,000	500,000	(389,900)	165,000	(692,455)	(417,355)
Net loss					(2,118,532)	(2,118,532)

BALANCE – December 31, 2008	1,000,000	$500,000	$(389,900)	$165,000	$(2,810,987)	$(2,535,887)

The accompanying notes are an integral part of these financial statements.

HELIX WIND, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,118,532)	$(667,126)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	33,405	3,947
Issuance of convertible notes payable for services	107,300	–
Changes in operating assets and liabilities:
Related party receivable	–	(2,856)
Inventory	(213,085)	–
Prepaid inventory	(193,010)	–
Prepaid NRE tooling	(21,734)	–
Prepaid expenses	(40,038)	(3,554)
Accounts payable	284,056	152,562
Accrued compensation	149,094	124,000
Accrued interest	142,844	–
Deferred revenue	373,598	–
Accrued other liabilities	(23,782)	11,718
Accrued taxes	10,156	–
Related party payable	(68,144)	–
Net cash used in operating activities	(1,577,872)	(381,309)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(202,070)	(22,799)
Patents	–	(18,003)
Cash used in investing activities	(202,070)	(40,802)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes payable to related party	428,633	90,005
Proceeds from issuance of convertible notes payable	1,354,880	57,000
Issuance of common stock for cash, net	-	275,100
Cash provided by financing activities	1,783,513	422,105

NET INCREASE (DECREASE) IN CASH	3,571	(6)

CASH BALANCE – beginning of year	2,409	2,415

CASH BALANCE – end of year	$5,980	$2,409

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of accrued compensation to convertble notes payable to related party	$124,000	$–

The accompanying notes are an integral part of these financial statements.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

1.      ORGANIZATION

Helix Wind, Inc. (the “Company” or “Helix Wind”) was incorporated under the laws of the State of Nevada on September 12, 2006 (Inception) and the Company’s headquarters are located in San Diego, California. Helix Wind is engaged in the alternative energy business offering a paradigm breaking distributed power technology platform designed to produce electric energy from the wind. Since its inception, the Company has primarily been engaged in the research and development of its proprietary products until the second half of 2008.  The Company has commenced the outsourcing process to manufacture its products and has begun to receive purchase orders from customers. The Company recorded $4,500 of revenue from three feasibility studies but no revenue from product sales has been recognized as of December 31, 2008. As such, management believes that the Company started its planned principal operations and was no longer in the development stage. The Company utilizes two distinct distribution channels to market and sell its products: i) direct sales to end users and installers and ii) indirect or channel sales with resellers domestically and internationally.

On January 28, 2009, Helix Wind entered into an Agreement and Plan of Merger, (“Merger Agreement”) with Clearview Acquisitions, Inc., a Nevada corporation (“Clearview”). The merger was completed on February 11, 2009 (“Merger”).

Clearview  was incorporated under the laws of the State of Nevada on January 10, 2006, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Clearview had no operations up until the Merger with Helix Wind, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock.

Clearview is authorized to issue up to 1,750,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. On November 3, 2008, Clearview effected a reverse stock split (the “Stock Split”), as a result of which each 1,000 shares of Common Stock then issued and outstanding was converted into 1 share of Common Stock.

Prior to the Merger, there were 5,135,011 shares of Common Stock issued and outstanding. In connection with the Merger, the Clearview issued 20,546,083 shares of Common Stock in exchange for the issued and outstanding shares of common stock of Helix Wind and the promises to issue the same.  Clearview also reserved 5,753,917 shares of Common Stock for issuance upon the conversion of certain convertible notes of Helix Wind that were converted into new convertible notes of Clearview in connection with the Merger. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.  There are currently 25,681,094 shares of Common Stock issued and outstanding prior to the adoption of the ESOP of 13,700,000 shares.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

2.      BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and  includes all the notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred continuing losses from operations, has negative working capital of approximately $2,742,000 and accumulated deficit of approximately $2,811,000 at December 31, 2008.

Because of the matters discussed in the preceding paragraph, the Company’s independent registered public accountants have included a going concern paragraph in their audit report on our December 31, 2008 financial statements. The going concern paragraph states that there is substantial doubt about the Company’s ability to continue as a going concern. Such financial statements have been prepared assuming that the Company will continue as a going concern (based upon management’s plans discussed herein) which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the aforementioned financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result, should the Company be unable to continue as a going concern.

Management’s plans regarding these matters includes the development and sale of the Company's products.  Additionally, the Company will be required to raise additional capital to finance the growth of its business.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity and Capital Resources (continued)

The Company’s capital requirements depend on numerous factors, including the rate of market acceptance of the Company’s products and services, the Company’s ability to service its customers, the ability to maintain and expand our customer base, the level of resources required to expand the Company’s marketing and sales organization, research and development activities and other factors. Management presently believes that cash generated from operations, combined with the Company’s debt and/or equity financing proposals now under consideration, will be sufficient to meet the Company’s anticipated liquidity requirements through December 2009. In order for us to fund our operations and continue this growth plan, substantial additional funding will be required from external sources.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in the Company’s financial statements relate to estimates of loss contingencies, valuation of long-lived assets, deferred revenues, and accrued other liabilities.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of the Company’s financial instruments, consisting primarily of cash, accounts payable, accrued compensation, accrued other liabilities, related party payable and convertible notes payable approximated their fair values as of December 31, 2008 and 2007, due to their short-term nature.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company’s financial instruments that potentially expose the Company to a concentration of credit risk consist of cash, accounts payable, accrued compensation, related party payable and convertible notes payable. Cash received through December 31, 2008, has been used for product design and development and various overhead expenses. The Company’s cash is deposited at a high quality financial institution located in California and insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At various times during the year, the Company may have exceeded this amount. In addition, some of the cash is invested in a money market account, which may not be insured by the FDIC at December 31, 2008.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments, with maturity dates of three months or less when purchased, to be cash equivalents. The Company had no cash equivalents as of December 31, 2008 and 2007.

Patents

Patents represent external legal costs incurred for filing patent applications and their maintenance, and purchased patents. Amortization for patents is recorded using the straight-line method over the lesser of the life of the patent or its estimated useful life. The Company did not expend any funds for the year ended December 31, 2008 for the purpose of developing patents. No amortization has been taken on these expenditures in accordance with Company policy not to depreciate patents until the patent has been issued by the United States Patent Office.

Inventory

The Company contracts with East West Consulting, Ltd. (“East West”) in Thailand to manage the outsourcing of manufacturing for the Company’s wind turbines. East West directly places orders with suppliers based on a demand schedule provided by the Company. Each supplier holds various quantities in their finished goods inventory for a specified period before it is shipped on behalf of the Company. For finished goods inventory title passes to the Company when payments have been made to East West for these items. Payments that the Company makes to East West for inventory that is still in process are recognized as prepaid inventory. The suppliers bear the risk of loss during manufacturing as they are fully insured for product within their warehouse. The Company records its finished goods, inventory at the lower of cost (first in first out) or net realizable value. At December 31, 2008 and 2007, inventory at various suppliers totaled $213,085 and $0, respectively. In addition, the Company has made progress payments to East West for inventory being manufactured but not completed consisting of prepaid inventory of $193,010 and $0 at December 31, 2008 and 2007, respectively.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.  No impairment losses were recognized during 2008 or 2007.

Equipment

Equipment is stated at cost, and is being depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. NRE tooling that was placed in service and paid in full as of December 31, 2008 is recognized as fixed assets and being depreciated over 5 years. Tooling that has been partially paid for as of December 31, 2008 is recognized as a prepaid asset. Costs and expenses incurred during the planning and operating stages of the Company’s website are expensed as incurred. Costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website’s estimated useful life or period of benefit. Expenditures for repairs and maintenance are charged to expense in the period incurred. At the time of retirement or other disposition of equipment and website development, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded in results of operations.

Advertising

The Company expenses advertising costs as incurred. During the year ended December 31, 2008 and 2007, the Company incurred and expensed approximately $29,706 and $6,753, respectively, in advertising expenses, which are included in selling, general and administrative expenses in the accompanying statements of operations.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. Purchased materials that do not have an alternative future use and the cost to develop prototypes of production equipment are also expensed. Costs incurred after the production process is viable and a working model of the equipment has been completed will be capitalized as long-lived assets. For the years ended December 31, 2008 and 2007, research and development costs incurred were $369,812 and $210,721, respectively.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

The Company receives a deposit for up to 50% of the sales price when the purchase order is received from a customer, which is recorded as deferred revenue until the product is shipped. The Company had received purchase orders from various domestic and international customers to purchase approximately 52 wind turbines as of December 31, 2008. The Company had deferred revenue of $373,598 and $0 as of December 31, 2008 and 2007, respectively.

Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109 (“FIN 48”). FIN 48 establishes a single model to address accounting for uncertain tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company adopted the provisions of FIN 48. Upon adoption, the Company recognized no adjustment in the amount of unrecognized tax benefits.

Significant Recent Accounting Pronouncements

In May 2008, the FASB issued FASB Staff Position (“FSP”) No. APB 14-1 entitled Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).  This FSP amends the following pronouncements (among several others) issued by the FASB’s Emerging Issues Task Force (“EITF”):  Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and Issue No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments.

FSP APB 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash or other assets upon conversion (including partial cash settlement), unless the embedded conversion option must be separately accounted for as a derivative under SFAS No. 133.  Convertible preferred shares that are mandatorily redeemable financial instruments and classified as liabilities under SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity are within the scope of FSP APB 14-1; however, convertible preferred stock reported as equity (or temporary equity) is not within the scope of this pronouncement.  In addition, FSP APB 14-1 does not apply to convertible debt instruments that require or permit settlement in cash (or other assets) upon conversion when the holders of the underlying stock would receive the same form of consideration in exchange for their shares.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Recent Accounting Pronouncements (continued)

FSP APB 14-1 requires that both the equity component (the conversion feature) and liability component of convertible debt within its scope be separately accounted for at estimated fair value in order to reflect the entity’s nonconvertible borrowing rate when interest cost is recognized in subsequent periods.  The excess of the principal amount of the liability component over its carrying value must be amortized to interest cost using the interest method described in APB Opinion No. 21 Interest on Receivables and Payables.  The equity component is not re-measured as long as it continues to meet the conditions for equity classification in EITF Issue No. 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.  FSP APB 14-1 also provides guidance on de-recognition as it relates to modifications, exchanges and induced conversions of debt instruments within its scope.  This FSP is effective for financial instruments issued during fiscal years beginning after December 15, 2008, and interim periods within those years; early adoption is not permitted.  However, FSP APB 14-1 must be applied retrospectively to all periods presented, and thus may impact instruments within its scope that were outstanding at any time during such prior periods.  Management has not determined the effect (if any) of this FSP on the Company’s future interim and annual financial statements.

In June 2008, the FASB ratified EITF Issue No. 07-5 entitled Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock.  This pronouncement applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative set forth in paragraphs 6-9 of SFAS No. 133 for purposes of determining whether such instrument or embedded feature qualifies for the first part of the scope exception set forth in paragraph 11(a) of SFAS No. 133.  EITF Issue No. 07-5 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative set forth in SFAS No. 133, for purposes of determining whether the instrument is within the scope of EITF Issue No. 00-19.  EITF Issue No. 07-5 does not apply to share-based payment awards within the scope of SFAS No. 123(R) for purposes of determining whether such instruments are classified as liability or equity.  EITF Issue No. 01-6 (“The Meaning of ‘Indexed to a Company’s Own Stock’”) has been superseded.

As more fully explained below, the objective of EITF Issue No. 07-5 is to determine whether a financial instrument or an embedded feature qualifies for the first part of the scope exception (“indexed to its own stock”) described in paragraph 11(a) of SFAS No. 133.  If so, and if the financial instrument or embedded feature has all the characteristics described in paragraphs 6-9 of SFAS No. 133, it must be analyzed under other GAAP [including EITF Issue No. 05-2 The Meaning of ‘Conventional Convertible Debt Instrument’ in Issue No. 00-19 to determine whether it is classified in stockholders’ equity - or would be if it were a freestanding instrument.  If a financial instrument is otherwise a derivative as defined by SFAS No. 133 and does not qualify under the exception described above, it must be reported as a derivative and accounted for at estimated fair value; whether such an embedded feature must be separated from the host contract (and accounted for as a derivative) is based on other criteria described in SFAS No. 133.  If the conversion feature embedded in a convertible debt instrument meets both elements of the scope exception in paragraph 11(a) of SFAS No. 133, it would not be separated from the host contract or accounted for as a derivative by the issuer.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Recent Accounting Pronouncements (continued)

Under EITF Issue No. 07-5, an entity must determine whether an equity-linked financial instrument or embedded feature is indexed to its own stock by using the following two-step approach: (1) evaluate the instrument’s contingent exercise provisions (if any), and (2) evaluate its settlement provisions.  An exercise contingency (as defined) will not preclude an instrument or an embedded feature from being considered indexed to an entity’s own stock provided that it is based on either (a) an observable market other than the market for the issuer’s capital stock or (b) an observable index other than one calculated or measured solely by reference to the issuer’s own operations (for example, revenues or EBITDA).  If the instrument qualifies under Step 1, it is then analyzed under Step 2.  An instrument (or embedded feature) is considered indexed to an entity’s own stock if its settlement amount will equal the difference between the estimated fair value of a fixed number of the entity’s equity shares and either a fixed monetary amount or a fixed amount of a debt instrument issued by the entity.  With very few exceptions - unless the only variables that could affect the settlement amount would be inputs to the estimated fair value of a “fixed-for-fixed” forward or option on equity shares, an instrument’s strike price or the number of shares used to calculate the settlement are not considered fixed if its terms provide for any potential adjustment, regardless of the probability of the adjustment or whether any such adjustments are within the entity’s control.  As a result, standard anti-dilution clauses will apparently preclude an instrument from being considered “indexed to its own stock.”

EITF Issue No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  The guidance in such pronouncement must be applied to outstanding instruments as of the beginning of the fiscal year in which it is adopted, with a cumulative-effect adjustment of opening retained earnings (or other appropriate components of equity or net assets).  Management has not determined the effect (if any) of EITF Issue No. 07-5 on the Company’s future interim and annual financial statements.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

4.      RELATED PARTY TRANSACTIONS

As of December 31, 2008 and 2007, the Company had a related party receivable from a Company director for $3,356. The receivable carried no interest and is due on demand.

At December 31, 2008 and 2007, the Company had a related party payable to Lab4Less, LLC, uncollateralized, bearing no interest, payable on demand in the amount of $22,433 and $90,577.

New Earth, LLC was issued 780,000 shares of Helix Wind common stock in January 2007 for consideration of $100. Helix Wind founders own 100% of New Earth, LLC.

5.      EQUIPMENT

Equipment consisted of the following as of December 31, 2008 and 2007:

	2008	2007

Equipment	$27,409	$9,233
NRE tooling	124,287	–
Test facility	56,856	–
Leasehold improvements	2,752	–
Web site development costs	13,566	13,566
	224,870	22,799
Accumulated depreciation	(37,353)	(3,947)

	$187,517	$18,852

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

6.      DEBT

Convertible notes payable totaled $2,071,813 and $57,000, as of December 31, 2008 and 2007, respectively, as described below. The conversion of the notes is contingent upon the success of the Company in obtaining Series A financing as more fully described under Note 10.

In connection with the closing of the Merger with Clearview Acquisitions, Inc. on February 11, 2009 (see Note 1), the holders of the Helix Wind notes exchanged all outstanding Helix notes for Clearview notes and will enter into a Registration Rights Agreement granting them the right to register the underlying shares of Clearview Common Stock issuable upon conversion of the Clearview notes.  Upon the consummation of the Note Exchange, the Helix Wind notes shall have no further force or effect and shall be null and void.

Convertible Notes Payable

Convertible Notes, bearing annual interest at 12%, convertible into Company common stock at the price established in the Series A financing (see Note 10), both principle and interest due thereunder at the time of closing of the Company’s pending Series A financing is being eligible for conversion into the Company’s stock. The Notes are collateralized by substantially all assets of the Company. The Convertible Notes originally had varying maturity dates through January 2010.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

7.      INCOME TAXES

The Company’s method of accounting for income taxes is the asset and liability approach required by SFAS 109, Accounting for Income Taxes. There was no income tax expense recorded for the years ended ended December 31, 2008 or 2007, due to the Company’s net losses and a 100% valuation allowance on deferred tax assets.

As of December 31, 2008 and 2007, the Company’s deferred tax assets (primarily related to tax net operating loss carryforwards) were as follows:

	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$1,071,957	$188,435
Total deferred tax assets	1,071,957	188,435

Valuation allowance for deferred tax assets	(1,071,957)	(188,435)

Net deferred taxes	$–	$–

As of December 31, 2008, the Company had a net operating loss carryforward (“NOLs”) of approximately $2,700,000 available to offset future taxable income.  The NOLs expire in varying years through 2028.

In the event the Company was to experience a greater than 50% change in ownership, as defined in Section 382 of the Internal Revenue Code, the utilization of the Company’s NOLs could be severely restricted.

8.      COMMON STOCK PLANS

Common Stock Issued

In January 2007, the Company issued 780,000 shares of common stock to the Company’s founders and New Earth, LLC for consideration of $100 or $0.0001 per share. As a result of this transaction the Company recorded a discount on common stock of $389,900 due to issuance of stock below $0.50 par value. The difference between the cash consideration received and the par value for the related common stock issued equals such discount.

In February 2007, the Company issued 200,000 shares of common stock to an unrelated investor at $1.25 per share in a private placement offering for cash proceeds of $250,000.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

8.      COMMON STOCK PLANS (continued)

In February 2007, the Company issued 20,000 shares of common stock to an unrelated investor at $1.25 per share in a private placement offering for cash proceeds of $25,000.

9.      COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its corporate office located at 1848 Commercial Street, San Diego, California, under a lease agreement with a partnership that is affiliated with a principal stockholder, who is also an executive officer, founder and a director of the Company. The lease expired on October 31, 2008, monthly rent was $200 per month for the period January 1, 2007 through February 29, 2008, and then increased to $2,000 per month for the period March 1, 2008 through October 31, 2008. The Company entered into a new lease effective November 1, 2008. The initial term of this lease for the period November 1, 2008 through October 31, 2009, specifies monthly base rent of $7,125. This lease also includes a scheduled base rent increase of 3.0% – 6.0% per year over the term of the lease based on the Consumer Price Index / All Urban Consumers – San Diego, California.

The Company leases a test facility in California for $300 per month under a lease which expired on October 31, 2008. Under a new lease effective November 1, 2008, the rent increased to $450 per month.

The initial term of this lease is November 1, 2008 through October 31, 2009, with a one-year renewal option for each of the next five years which calls for no increase in rent during the renewal periods.

At December 31, 2008, future minimum lease payments under noncancelable operating leases approximate $75,750 for the fiscal year ending December 31, 2009.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

9.      COMMITMENTS AND CONTINGENCIES (continued)

Manufacturing Agreement

The Company entered into a three year contract with East West of Thailand on June 14, 2008 to manage the manufacturing and distribution of its products. The contract can be cancelled due to gross nonperformance from East West or the failure to meet milestones . Milestones disclosed in the contract include: development of supply chain, understanding of design package of product to be manufactured, identifying approved suppliers, placing orders based on production planning and managing the implementation of a logistics warehouse for customer orders. If the contract is cancelled due to nonperformance or failure to meet the documented milestones, the Company is not obligated to pay the remainder of the contract. The monthly management fee payable to East West is $16,270. The Company paid $105,755 and $0 in management fees to East West during the years ended December 31, 2008 and 2007. In addition to the $24,405 included in accounts payable at December 31, 2008, the Company also has a commitment to pay East West $396,527 for cost related to the prospective manufacturing of inventory and tooling. The Company will record the $396,527 as part of its inventory and tooling when legal title transfers from East West to the Company consistent with the Company's policy for inventory as described in Note 2.

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

Executive Compensation

Employment agreements executed with two of the Company’s executives call for base salary for each executive as shown below.

●	$200,000 per annum August 1, 2008 through July 31, 2009
●	$250,000 per annum August 1, 2009 through July 31, 2010
●	$300,000 per annum August 1, 2010 through December 31, 2010

In addition to the salary shown above, each executive is entitled to a $75,000 bonus payable upon closing of the Series A financing.

10.           SUBSEQUENT EVENTS

In January 2009, the Company received a short term working capital loan of $25,000 from a related party.  Also, in January 2009, the Company received $25,000 from an unrelated party in the form of a short term promissory note.  Both notes are unsecured with the Company.

HELIX WIND, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2007

10.           SUBSEQUENT EVENTS (continued)

On February 10, 2009, Clearview Acquisitions, Inc. completed the acquisition of Helix Wind, Inc. pursuant to an Agreement dated January 28, 2009, under the terms of which Helix Wind merged with and into Helix Wind Acquisition Corp., a wholly-owned subsidiary of Clearview Acquisitions, Inc.

At the closing of the merger contemplated by the Agreement, the holders of Helix Wind’s common stock and those individuals with promises to receive the same received an aggregate of 20,546,083 shares of the Clearview’s common stock, par value $0.0001 per share (“Common Stock”).  The holders of Helix Wind’s convertible debt exchanged their notes for new convertible promissory notes from Clearview and they reserved 5,753,917 shares of Common Stock for conversion of the same.  Prior to the Merger, there were 5,135,011 shares of Common Stock issued and outstanding.

As a condition to the closing and as part of the current offering, Clearview had $650,000 of convertible notes as part of the private placement of notes in the aggregate principal amount of notes of $3,500,000.  Net of transaction expenses, Helix Wind received $590,000 as follows; $245,000 on February 12, 2009, $100,000 on February 23, 2009, $100,000 on February 25, 2009, and $145,000 on March 3, 2009.